Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-281877), on Post-Effective Amendment No. 1 to Forms S-1 (File Nos. 333-229258 and 333-233228), on Forms S-8 (File Nos. 333-272811 and 333-257723), and on Post-Effective Amendment No. 1 to Forms S-8 (File Nos. 333-231477, 333-224920, and 333-207253) of our report dated March 27, 2025 relating to the consolidated financial statements of Relmada Therapeutics, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Marcum LLP

Houston, Texas

March 27, 2025